Exhibit 31.4

CERTIFICATION

I, Joel T. Grade, certify that:

1.	I have reviewed this annual report on Form 10-K of Sysco Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 2, 2016

/s/ Joel T. Grade
Joel T. Grade
Executive Vice President and Chief Financial Officer